EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollis-Eden Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our reports dated March 16, 2006, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. and the effectiveness of Hollis-Eden Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption Experts in the Prospectus.

BDO Seidman, LLP

Costa Mesa, CA

June 16, 2006